Exhibit 99.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT, dated as of the 29th day of April 2020 (this “Agreement”), is made by and among PARKDALE, INCORPORATED, a North Carolina corporation (“Parkdale”), PARKDALE AMERICA, LLC, a North Carolina limited liability company (“Parkdale America”), UNIFI MANUFACTURING, INC., a North Carolina corporation (“Unifi”), and UNIFI, INC., a New York Corporation (“Unifi, Inc.”) with respect to (a) that certain Contribution Agreement, dated as of June 30, 1997, by and among Parkdale, as a successor in interest to Parkdale Mills, Incorporated), Parkdale Mills, Incorporated, Unifi, and Unifi, Inc.(as amended, supplemented or otherwise modified prior to the date hereof, the “Contribution Agreement”) and (b) that certain Operating Agreement of Parkdale America, dated as of June 29, 1997, as amended on September 5, 2005, by and among Parkdale (as successor in interest to Parkdale Mills, Incorporated), Parkdale America, Unifi, and Unifi, Inc. (as amended, supplemented or otherwise modified prior to the date hereof, the “Operating Agreement”).  Terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, Parkdale owns 66% and Unifi owns 34% of the membership interests of Parkdale America;

WHEREAS, Parkdale and Unifi have entered into that certain Membership Interest Purchase Agreement, dated as of April 29, 2020 (the “Purchase Agreement”), pursuant to which Parkdale agreed to purchase and Unifi agreed to sell, all of Unifi’s interest in Parkdale America on the terms and subject to the conditions set forth therein (the “Transaction”) on the Closing Date; and

WHEREAS, from and after the Closing Date, Parkdale shall be the sole member of Parkdale America; and

WHEREAS, upon the consummation of the Transaction, the parties wish to terminate (a) the Contribution Agreement and (b) the Operating Agreement, on the terms and subject to the conditions set forth in this Agreement; and

NOW THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree to the following terms and conditions:

STATEMENT OF AGREEMENT

1.Definitions. Terms used but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

2.Termination of the Contribution Agreement.  The Contribution Agreement is hereby terminated in its entirety and shall hereinafter in all respects be null and void and have no further force or effect, notwithstanding any provision of the Contribution Agreement.  The parties shall be discharged from their obligations under the Contribution Agreement from and after the Closing Date.

3.Termination of the Operating Agreement.  The Operating Agreement is hereby terminated in its entirety and shall hereinafter in all respects be null and void and have no further force or effect, notwithstanding any provision of the Operating Agreement. The parties shall be discharged from their obligations under the Operating Agreement from and after the Closing Date.

4.Termination of Non-Competition Covenant.  The parties acknowledge that in accordance with its terms, the Non-Competition Covenant executed and delivered as of June 30, 1997 by Anderson D. Warlick, shall terminate in its entirety and be of no further force and effect as of the Closing Date.

5.Miscellaneous.

(a)Further Assurances.  Each party will take all necessary actions to give effect to this Agreement and carry out the termination of the Contribution Agreement.  Notwithstanding any other provision in this Agreement or incorporated herein by reference, both Parkdale and Parkdale America hereby expressly agree to take any reasonable actions necessary to provide certain information and cooperation to Unifi and/or Unifi, Inc. related to this Agreement, the Purchase Agreement, and/or the parties’ prior relationship, to the extent such certain information and cooperation is required by law, regulation, or audit.

(b)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)Waiver and Amendments. Neither the amendment or waiver of any provision of this Agreement, nor the consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(d)Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina.

(e)Severability.  In the event that any provision of this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in term and intent to such severed provision as may be legal, valid and enforceable.

(f)Remedies.  No delay or omission of any party to exercise any right or remedy hereunder, whether before or after the happening of any default hereunder, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such default.  No single or partial exercise by a party of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

PARKDALE, INCORPORATED

By: /s/ Anderson D. Warlick

       Name: Anderson D. Warlick

       Title: Chief Executive Officer

PARKDALE AMERICA, LLC

By: /s/ Anderson D. Warlick

       Name: Anderson D. Warlick

       Title: Chief Executive Officer

UNIFI, INC.

By: /s/ Thomas H. Caudle, Jr.

       Name: Thomas H. Caudle, Jr.

       Title: President and COO

UNIFI MANUFACTURING, INC.

By: /s/ Thomas H. Caudle, Jr.

       Name: Thomas H. Caudle, Jr.

       Title: President and COO

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